UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2016

BOSTON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54586	27-0801073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

354 Merrimack Street, #4, Lawrence, MA 01843
(Address of principal executive offices) (zip code)

(603) 935-9799
(Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming
Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into A Material Definitive Agreement

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02     Unregistered Sales of Equity Securities

On August 12, 2016 and September 15, 2016, Boston Therapeutics, Inc. (the “Company”) entered into Securities Purchase Agreements with several accredited investors (the "Investors") providing for the sale by the Company to the Investors of 6% Convertible Promissory Notes in the aggregate amount of $1,600,00 (the "Notes").  In addition to the Notes, the Investors also received stock purchase warrants (the "Warrants") to acquire an aggregate of 16,000,000 shares of common stock of the Company. The Warrants are exercisable for five years at an exercise price of $0.10 and contain full price protection for a period of one year from the date of issuance.  On the six month anniversary, the Holder may exercise the Warrants on a cashless basis if the underlying shares of common stock are not registered for re-sale on a Form S-1 Registration Statement.  The Notes bear interest at 6% per annum and mature two years from issuance. The Investors may elect to convert all or part of the Notes, plus accrued interest, at any time into shares of common stock of the Company at a conversion price of $0.075 per share.   Interest on the Notes is payable in cash quarterly commencing June 30, 2017 or, subject to certain equity conditions, shares of common stock at the Company's option the price equal to the lower of $0.75 or 90% of the lesser of the average of the VWAPs for the 20 consecutive trading days prior to the payment date or the average of the VWAPs for the 20 consecutive trading days ending on the trading day prior to the payment date. Late payments of interest are subject to a late fee. The conversion price is subject to adjustment for stock dividends and stock splits and the Investors will have participation rights to subsequent rights offering and pro rata distributions.  Holders will also have anti-dilution protection.  In addition, if after the original issue date of the Notes, either (i) the volume weighted average price equals or exceeds $0.50 for 10 consecutive trading days or (ii) the Company's elects to lists a class of securities on a national securities exchange, the Company may cause the Investors to convert all or part of the then outstanding principal amount of the Notes plus, accrued but unpaid interest, liquidated damages and other amounts owed.  The Company may not, without receiving the consent of the Investors holding 51% of the then outstanding Notes, incur debt senior to the Notes, create liens on its property, repay or repurchase its common stock or common stock equivalents other than the Conversion Shares and Warrant Shares or repurchases of stock of departing officers and directors under an aggregate of $100,000, repay or repurchase any indebtedness other than the payments under the Notes or currently existing regularly scheduled principal and interest payments as long as there is no event of default under the Notes, pay cash dividends or distributions on any Company equity securities or enter into any agreement with respect to any of the foregoing.

The Company granted the Investors piggy back registration rights with respect to the shares of common stock underlying the Notes and the Warrants.

The Investors agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of common stock such that the number of shares of common stock held by the Investors after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

The Company claims an exemption from the registration requirements of the Securities Act of 1933 (the "Securities Act") for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.  The Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act. As of the date hereof, the Company is obligated on $1,600,000 in face amount of Notes issued to the Investors.  The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.  Maxim Group LLC, a registered broker-dealer (member, FINRA/SIPC), acted as the placement agent for the offering and received $160,000 in fees and a common stock purchase warrant to acquire 2,133,333 shares of common stock for a period of five years at an exercise price of $0.10 per share.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On September 15, 2016, Dale H. Conaway resigned as a director and as a member of each of the committees of the Company.

Item 9.01     Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

4.1	Form of Securities Purchase Agreement entered between Boston Therapeutics, Inc. and the Investors (1)

4.2	Form of 6% Senior Convertible Debenture issued to the Investors (1)

4.3	Form of Stock Purchase Warrant issued to the Investors (1)

(1)  Incorporated by reference to the Form 10-Q Quarterly Report filed with the Securities Exchange Commission on August 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON THERAPEUTICS, INC.

Date: September 20, 2016	By:/s/ Carl Rausch
Name: Carl Rausch
Title: Chief Executive Officer